As filed with the Securities and Exchange Commission on December 1, 2000
                                                Registration No. 333-_______

                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549
                             ___________________

                                  FORM S-8
                           REGISTRATION STATEMENT
                                    UNDER
                         THE SECURITIES ACT OF 1933
                             ___________________

                          CORINTHIAN COLLEGES, INC.
           (Exact Name of Registrant as Specified in Its Charter)
                             ___________________

             Delaware                               33-0717312
 (State or Other Jurisdiction of                 (I.R.S. Employer
  Incorporation or Organization)               Identification No.)

                      6 Hutton Centre Drive, Suite 400
                      Santa Ana, California 92707-5765
        (Address, Including Zip Code, of Principal Executive Offices)
                             ___________________

            Corinthian Colleges, Inc. 1998 Performance Award Plan
                          (Full Title of the Plan)
                             ___________________

                               David G. Moore
                          Corinthian Colleges, Inc.
                      6 Hutton Centre Drive, Suite 400
                      Santa Ana, California 92707-5765
                               (714) 427-3000
    (Name, Address, Including Zip Code, and Telephone Number of Agent For
                                  Service)

                                  Copy to:

                              David A. Krinsky
                            O'Melveny & Myers LLP
                    610 Newport Centre Drive, Suite 1700
                       Newport Beach, California 92660
                             ___________________

                      CALCULATION  OF REGISTRATION  FEE

                               Proposed     Proposed
                               Maximum      Maximum
Title Of        Amount         Offering     Aggregate        Amount Of
Securities      To Be          Price        Offering         Registration
To Be           Registered     Per Share    Price            Fee
Registered

Common Stock,   1,100,000(1)   $67.135(2)   $73,848,500(2)  $19,497(2)
par value       shares
$0.0001
per share


    (1)                  This Registration Statement covers, in addition
      to the number of shares of Common Stock stated above, options and other rights to purchase or acquire the shares of Common Stock covered by the Prospectus and, pursuant to Rule 416(c) under the
      Securities Act of 1933, as amended (the "Securities Act"), an additional indeterminate number of shares, options and rights which by reason of certain events specified in the Corinthian
      Colleges, Inc. 1998 Performance Award Plan (the "Plan") may become subject to the Plan.  The number of shares of Common Stock stated
      above is 	presented, and the registration fee was calculated, before
      giving effect 	to the registrant's stock dividend payable
      December 15, 2000.

    (2)                 Pursuant to Rule 457(h), the maximum
      offering price, per share and in the aggregate, and the registration fee were calculated based upon the average of the high and low prices of the Common Stock on November 27, 2000, as reported on the Nasdaq National Market System and published in The Western Edition of The Wall Street
      Journal. The Exhibit Index for this Registration Statement is at page S-3.


                             PART I

                   INFORMATION REQUIRED IN THE
                    SECTION 10(a) PROSPECTUS


     The documents containing the information specified in Part I of Form S-8 (plan information and registrant information) will be sent or given to employees as specified by Securities Act Rule 428(b)(1). Such documents need not be filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Securities Act Rule 424. These documents, which include the statement of availability required by Item 2 of Form S-8, and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Form S-8 (Part II hereof), taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                             PART II

                   INFORMATION REQUIRED IN THE
                     REGISTRATION STATEMENT


Item 3.  Incorporation of Certain Documents by Reference

     The following documents of Corinthian Colleges, Inc. (the
"Company") filed with the Commission are incorporated herein by reference:

     (a) The Registration Statement on Form S-8 of the Company relating to the Plan filed with the Commission on May
          25, 1999 (registration number 333-79225).

     (b)  The Company's Annual Report on Form 10-K for the
          Company's fiscal year ended June 30, 2000, filed with the Commission on September 18, 2000;

     (c)  The Company's Quarterly Report on Form 10-Q for the
          Company's quarterly period ended September 30, 2000, filed with the Commission on November 14, 2000; and

     (d) The description of the Company's Common Stock contained in its Registration Statement on Form 8-A filed with the Commission on January 21, 1999, and any amendment or report filed for the purpose of updating such description.

     All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities and Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or amended, to constitute a part of this Registration Statement.

Item 5.  Interests of Named Experts and Counsel

     The validity of the original issuance of Common Stock registered hereby is passed on for the Company by Stan A. Mortensen. Mr. Mortensen is the General Counsel of the Company, is compensated by the Company as an employee, is the holder of options to acquire shares of the Company's Common Stock, and is eligible to participate in the Plan.

Item 8.  Exhibits

     See the attached Exhibit Index at page S-3.

                           SIGNATURES

     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Ana, State of California, on the 30th day of November 2000.



                              By: /s/ David G. Moore
                                 David G. Moore
                                 President, Chief Executive
                                 Officer, and
                                 Director


                        POWER OF ATTORNEY

     Each person whose signature appears below constitutes and appoints David G. Moore and Stan A. Mortensen, or either of them individually, as his or her true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them individually, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

     Signature                  Title                Date

/s/ David G. Moore      President, Chief       November 30, 2000
David G. Moore          Executive Officer and
                        Director (Principal
                        Executive Officer)

/s/ Paul R. St. Pierre  Executive Vice         November 30, 2000
Paul R. St. Pierre      President, Marketing
                        and Director

/s/ Dennis N. Beal      Executive Vice         November 30, 2000
Dennis N. Beal          President and Chief
                        Financial Officer
                        (Principal Financial
                        and Accounting
                        Officer)

/s/ Dr. Carol D'Amico   Director               November 30, 2000
Dr. Carol D'Amico

/s/ Jack D. Massimino   Director               November 28, 2000
Jack D. Massimino

/s/ Linda Arey Skladany Director               November 29, 2000
Linda Arey Skladany

/s/ Loyal Wilson        Director               November 30, 2000
Loyal Wilson

                          EXHIBIT INDEX


Exhibit
Number               Description of Exhibit


4.        Corinthian Colleges, Inc. 1998 Performance Award Plan
          (As Amended and Restated April 29, 1999) (Composite
          Plan Document Reflecting the September 6, 2000 Plan
          Amendment).

5.        Opinion of Company Counsel (opinion re legality).

23.1 Consent of Arthur Andersen LLP (consent of independent accountants).

23.2      Consent of Company Counsel (included in Exhibit 5).

24.       Power of Attorney (included in this Registration
          Statement under "Signatures").